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                                                                      FORM 10-Q

                        CONTINENTAL CIRCUITS CORPORATION
               STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                                  (Unaudited)
                     (In thousands, except per share data)

                                         Three Months Ended       Nine Months Ended
                                             April 30,                April 30,
                                         -----------------        ----------------
                                         1996         1995        1996        1995
                                         ----         ----        ----        ----
Weighted average shares outstanding      7,413        6,924       7,428       6,586

Net Income                              $1,380       $1,866      $5,933      $4,731

Net income per share                    $ 0.19       $ 0.27      $ 0.80      $ 0.72

(1) Common stock equivalents, which were dilutive, were included in the computation of weighted average number of shares outstanding.